Exhibit B-36(a)

                CERTIFICATE OF INCORPORATION

                             OF

           ENTERGY POWER HOLDINGS USA CORPORATION


THE UNDERSIGNED, in order to form a corporation for the

purposes hereinafter stated, under and pursuant to the

provisions of the General Corporation Law of the State of

Delaware does hereby certify as follows:



FIRST:  The name of the Corporation is Entergy Power

Holdings USA Corporation.

SECOND:  The registered office of the Corporation is to be

located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware.  The

name of its registered agent at that address is The

Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any

lawful act or activity for which a corporation may be

organized under the General Corporation Law of Delaware as

presently in effect or as may hereafter be amended.

FOURTH:  The total number of shares of capital stock which

the Corporation is authorized to issue is 1,000 shares of

capital stock having no par value per share and of one

class; such class is hereby designated as common stock.

FIFTH:  No stockholder shall be entitled as a matter of

right to subscribe for, purchase or receive any shares of

the stock or any rights or options of the Corporation which

it may issue or sell, whether out of the number of shares

authorized by this Certificate of Incorporation or by

amendment thereof or out of the shares of the stock of the

Corporation acquired by it after the issuance thereof, nor

shall any stockholder be entitled as a matter of right to

purchase or subscribe for or receive any bonds, debentures

or other obligations which the Corporation may issue or sell that shall be convertible into or exchangeable for stock or

to which shall be attached or appertain any warrant to

warrants or other instrument or instruments that shall

confer upon the holder or owner of such obligation the right to subscribe for or purchase from the Corporation any share

of its capital stock, but all such additional issues of

stock, rights, options, or of bonds, debentures or other

obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or

purchase any shares of stock may be issued and disposed of

by the Board of Directors to such persons and upon such

terms as in their absolute discretion they may deem

advisable, subject only to such limitations as may be

imposed in this Certificate of Incorporation or in any

amendment thereto.

SIXTH:  An annual meeting of stockholders shall be held for

the election of Directors and the transaction of such other

business as may properly come before said meeting.  Special

meetings of the stockholders of the Corporation shall be

held whenever called in the manner required by the laws of

the State of Delaware or for purposes as to which there are

special statutory provisions, and for other purposes

whenever called by resolution of the Board of Directors, or

by the Chairman of the Board, the President, or the holders

of a majority of the issued and outstanding shares of the

common stock of the Corporation.  Except as otherwise

provided herein, any such annual or special meeting of

stockholders shall be held on a date and at a time and place as may be designated by or in the manner provided in the

Bylaws.

SEVENTH:  The name and mailing address of the Incorporator

is Charles Schultz, Parkwood Two Building, Suite 500, 10055

Grogans Mill Road, The Woodlands, TX 77380.

EIGHTH:  The number of Directors which shall constitute the

whole Board shall be not less than one (1) nor more than ten

(10).  Within such limits, the number of Directors shall be

fixed and may be altered from time to time, as provided in

the Bylaws.  Election of Directors need not be by ballot

unless the Bylaws so provide.  Directors need not be

stockholders.  Directors shall be elected at the annual

meeting of the stockholders of the Corporation, except as

herein provided, to serve until the next annual meeting of

stockholders and until their respective successors are duly

elected.  Vacancies occurring among the Directors (other

than in the case of removal of a Director) shall be filled

by a majority vote of the Directors then in office with the

consent of the holders of a majority of the issued and

outstanding common stock of the Corporation, or by the sole

remaining Director with the consent of the holders of a

majority of the issued and outstanding common stock of the

Corporation, or by resolution duly adopted by the holders of a majority of the issued and outstanding common stock of the

Corporation, at a special meeting held for such purpose, or

by action taken in lieu of such meeting, or at the next

annual meeting of stockholders following any vacancy.  At

any meeting of stockholders of the Corporation called for

the purpose, the holders of a majority of the issued and

outstanding shares of the common stock of the Corporation

may remove from office, with or without cause, any or all of the Directors and the successor of any Director so removed

shall be elected by the holders of a majority of the issued

and outstanding common stock of the Corporation at such

meeting or at a later meeting.

NINTH:  All corporate powers shall be exercised by the Board of Directors of the Corporation except as otherwise provided by law or by this Certificate of Incorporation or by any

Bylaws from time to time passed by the stockholders

(provided, however, that no Bylaw so created shall

invalidate any prior act of the Directors which was valid in the absence of such Bylaw).  In furtherance and not in

limitation of the powers conferred by law, the Board of

Directors is expressly authorized (a) to make, alter, amend,

and repeal the Bylaws of the Corporation, subject to the

power of the stockholders, to alter, amend or repeal such

Bylaws, (b) to authorize and cause to be executed mortgages

and liens upon all or any part of the property of the

Corporation: (c) to determine the use and disposition of any surplus or net profits; and (d) to fix the times for the

declaration and payment of dividends.

TENTH:  Directors, as such, shall not receive any stated

salary for their services, but, by resolution of the Board

of Directors, a fixed sum and expenses of attendance, if

any, may be allowed for attendance at each regular, special

or committee meeting of the Board; provided that nothing

herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and

receiving compensation therefor.

ELEVENTH:  When and as authorized by the affirmative vote of the holders of a majority of the common stock of the

Corporation, issued and outstanding, given at a

stockholders' meeting duly called for that purpose, or when

authorized by the written consent of the holders of a

majority of the common stock of the Corporation issued and

outstanding, the Board of Directors may cause the

Corporation to sell, lease or exchange all or substantially

all, of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be whole or in part shares of stock in, and/or other securities of, any other

corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the

Corporation.

TWELFTH:  The Board of Directors may not cause the

Corporation to merge or consolidate with or into any other

corporation or corporations, unless such merger or

consolidation shall have been authorized by the affirmative

vote of the holders of a majority of the common stock of the

Corporation, issued and outstanding, given at a

stockholders' meeting called for that purpose, or authorized by the written consent of the holders of a majority of the

common stock of the Corporation issued and outstanding.

THIRTEENTH:  To the fullest extent permitted by the laws of

the State of Delaware, or any other applicable law presently or hereafter in effect, a Director of the Corporation shall

not be liable to the Corporation or its stockholders for

monetary damages for or with respect to any acts or

omissions in the performance of his duties.       Any repeal

or modifications of the foregoing paragraph by the

stockholders of the Corporation shall not adversely affect

any right or protection of a Director of the Corporation

existing at the time of such repeal or modification.

FOURTEENTH:  If after the date of adoption of this

Certificate of Incorporation any provision of this

Certificate of Incorporation is invalidated on any grounds

by any court of competent jurisdiction, then only such

provision shall be deemed inoperative and null and void and

the remainder of this Certificate of Incorporation shall not be affected thereby.

FIFTEENTH:  The Corporation reserves the right to amend,

alter, change or repeal any provision contained in this

Certificate of Incorporation in the manner now or hereafter

prescribed by law, and all rights and powers conferred

herein on stockholders, Directors and officers are subject

to this reserved power.



IN WITNESS WHEREOF, I have hereunto set my hand this 24 day of

February 1999.



                                   Incorporator:



                                   ___________________________
                                   Charles Schultz
                                   Parkwood Two Building, Suite 500
                                   10055 Grogans Mill Road
                                   The Woodlands, TX 77380